Exhibit 10.1

October 25, 2017

CM Seven Star Acquisition Corporation

Suite 1003-1004, 10/F, ICBC Tower

Three Garden Road, Central, Hong Kong

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Re:     Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between CM Seven Star Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one-half of a redeemable warrant (the “Warrants”), each whole redeemable Warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, and one right to receive one-tenth of an Ordinary Share (the “Rights”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.       If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary shares beneficially owned by [him, her or it] whether acquired before, in or after the IPO, in favor of such Business Combination.

2.       (a) In the event that the Company fails to consummate a Business Combination within 15 months from the closing of the Company’s IPO (or, if such time period is extended as described in the prospectus relating to the IPO, up to 18 months from the closing of the Company’s IPO), the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

(b)   The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to [his, her or its] Insider Shares [or Private Units (and the underlying Ordinary Shares)]1 (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants or Rights underlying the Private Units, all rights of which will terminate on the Company’s liquidation.

(c)   [In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any target business or vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided that such indemnity shall not apply if such target business, vendor or other person has executed an agreement waiving any claims against the Trust Fund.]2

(d)       [In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]3

3.            The undersigned will escrow all of [his, her or its] Insider Shares pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

4.           [The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Units will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Units.]4

1 Only applicable for Shareholder Value Fund.

2 Only applicable for Bing Lin.

3 Only applicable for Shareholder Value Fund.

4 Only applicable for Shareholder Value Fund.

5.       In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6.       The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7.       Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and no such person will accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited Payments to Insiders.”

8.       Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

5 Insert applicable officer title, if any.

9.       [The undersigned agrees to be [a Director/[●]5] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.] The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that:

(a)	[he/she/it] has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) [him/her/it] or any partnership in which [he/she/it] was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which [he/she/it] was an executive officer at or within two years before the time of such filing;

(b)	[he/she/it] has never had a receiver, fiscal agent or similar officer been appointed by a court for [his/her/its] business or property, or any such partnership;

(c)	[he/she/it] has never been convicted of fraud in a civil or criminal proceeding;

(d)	[he/she/it] has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	[he/she/it] has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting [him/her/it] from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	[he/she/it] has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days [his/her/its] right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	[he/she/it] has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	[he/she/it] has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	[he/she/it] has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	[he/she/it] has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	[he/she/it] has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	[he/she/it] was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	[he/she/it] has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined [him/her/it] from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	[he/she/it] has never been subject to any order of the SEC that orders [him/her/it] to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	[he/she/it] has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	[he/she/it] has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	[he/she/it] is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	[he/she/it] is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	[he/she/it] has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10.       The undersigned has full right and power, without violating any agreement by which [he/she/it] is bound, to enter into this letter agreement[ and to serve as a [Director] [and officer] of the Company].

11.       The undersigned hereby waives [his/her/its] right to exercise conversion rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that [he/she/it] will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto or a vote to amend the provisions of the Company’s Amended and Restated Memorandum and Articles of Association.

12.       The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company offers dissenting holders the right to receive their pro rata portion of the funds then held in the Trust Fund.

13.       In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

14.       As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO and any Ordinary Shares underlying the Private Units; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (v) “Private Units” shall mean (x) the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that may be purchased in connection with the exercise of the over-allotment option by the underwriters in the IPO as described in the Registration Statement; (vi) “Registration Statement” means the registration statements on Form S-1 filed by the Company with respect to the IPO; and (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

15.       Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

If to the Representative:

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, NY 10017

Attn: Steven Levine

Facsimile: (212) 661-4936

If to the Company:

CM Seven Star Acquisition Corporation

Suite 1003-1004, 10/F, ICBC Tower

Three Garden Road, Central, Hong Kong

Attn: Bing Lin

with a copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso, Esq.

Facsimile: (212) 407-4990

16.       No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17.       The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

Print Name of Insider

Signature